CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

                                                  6 Mos Ended
                                                    6/30/01      2000     1999     1998     1997     1996
                                                  -----------   ------   ------   ------   ------   ------


Earnings:
      Earnings (Loss) Before Income Taxes,
                      Minority Interest and
                      Extraordinary Items             100         570      798      648      639     428
      Less:
                      Gain on Sale of America West                 (9)
      Plus:
                      Interest Expense                143         251      233      178      166     165
                      Capitalized Interest            (30)        (57)     (55)     (55)     (35)     (5)
                      Amortization of Capitalized
                      Interest                          9          16       13        5        3       3
                      Portion of Rent Expense
                        Representative of
                        Interest Expense              409         778      714      461      400     359
                                                    ------      ------   ------   ------   ------   ------

                                                      631       1,549    1,703    1,237    1,173     950
                                                    ------      ------   ------   ------   ------   ------
Fixed Charges:
      Interest Expense                                143         251      233      178      166     165
      Portion of Rent Expense
            Representative of Interest
            Expense                                   409         778      714      461      400     359
                                                    ------      ------   ------   ------   ------   ------

Total Fixed Charges                                   557       1,029      947      639      566     524
                                                    ------      ------   ------   ------   ------   ------

Coverage Adequacy (Deficiency)                         74         520      756      598      607     426
                                                    ======      ======   ======   ======   ======   =====

Coverage Ratio                                       1.13        1.51     1.80     1.94     2.07     1.81
                                                    ======      ======   ======   ======   ======   =====